CERTIFICATION

I, Parrish B. Ketchmark, Principal Executive Officer of Gold Bond Resources, Inc., certify that:

1.

This quarterly report on Form 10-QSB/A of Gold Bond Resources, Inc. fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in this quarterly report fairly presents, in all material respects, the financial condition and results of operations of Gold Bond Resources, Inc.

Date:  May 20, 2003

/s/ Parrish B Ketchmark

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Parrish B. Ketchmark, Principal Executive

Officer